Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-230398 and 333-239416 on Form S-8 of our report dated March 11, 2021, relating to the financial statements of Horizon Global Corporation appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.
/s/ Deloitte & Touche LLP
Detroit, Michigan
March 11, 2021